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                FIRST SUPPLEMENTAL INDENTURE


          FIRST SUPPLEMENTAL INDENTURE, dated as of November 1, 1995 (this "First Supplemental Indenture"), between U S WEST, Inc., a Delaware corporation ("U S WEST"), and First National Bank of Santa Fe (formerly Banquest/First National Bank of Santa Fe), a national banking association duly organized and validly existing under the laws of the United States of America, as Trustee (the "Trustee").

                    W I T N E S S E T H:

          WHEREAS, U S WEST, Inc., a Colorado corporation
("U S WEST Colorado"), U S WEST Capital Funding, Inc., a
Colorado corporation ("Capital Funding"), and the Trustee executed and delivered an Indenture, dated as of April 15, 1988, as amended by the Trust Indenture Reform Act of 1990
(the "Indenture"), to provide for the issuance from time to time of unsecured debt securities of Capital Funding (the
"Securities") guaranteed by U S WEST Colorado (the
"Guarantees");

          WHEREAS, on the date hereof, pursuant to an Agreement and Plan of Merger, dated as of August 17, 1995, between U S WEST Colorado and U S WEST, U S WEST Colorado is being merged with and into U S WEST, with U S WEST continuing as the surviving corporation;

          WHEREAS, in accordance with Section 5.02 of the Indenture, U S WEST desires to assume all of the obligations of U S WEST Colorado under the Indenture and the Guarantees;
and

          WHEREAS, U S WEST has requested that the Trustee execute and deliver this First Supplemental Indenture pursuant to Section 9.01 of the Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects by U S WEST.

          NOW, THEREFORE, U S WEST covenants and agrees with the Trustee as follows:


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                          ARTICLE I

                  ASSUMPTION OF OBLIGATIONS

          SECTION 1.01.  ASSUMPTION OF OBLIGATIONS.  In
accordance with the provisions of Section 5.02 of the Indenture, U S WEST hereby assumes all of the obligations of U S WEST Colorado under the Indenture and the Guarantees.


                         ARTICLE II

                        MISCELLANEOUS

          SECTION 2.01.  CONFIRMATION OF INDENTURE.  The
Indenture, as supplemented and amended by this First
Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this First Supplemental
Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

          SECTION 2.02.  CONCERNING THE TRUSTEE.  The
Trustee assumes no duties, responsibilities or liabilties by reason of this First Supplemental Indenture other than as set forth in the Indenture.

          SECTION 2.03.  GOVERNING LAW.  This First
Supplemental Indenture, the Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the internal laws of the State of New York.

          SECTION 2.04.  SEPARABILITY.  In case any one or
more of the provisions contained in this First Supplemental
Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, but this First Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          SECTION 2.05.  COUNTERPARTS.  This First
Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have caused
this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first above written.


                                   U S WEST, INC.


                                   By:_______________________
                                      Name:
                                      Title:

Attest:



By:_______________________
   Name:
   Title:

                                   FIRST NATIONAL BANK OF
                                     SANTA FE


                                   By:_______________________
                                      Name:
                                      Title:
Attest:



By:_______________________
   Name:
   Title:


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STATE OF            )
COUNTY OF           )  ss.:


     On the ____ day of ___________, 1995, before me
personally came _______________ to me known, who, being by me duly sworn, did depose and say that he is the __________________ of U S WEST, INC., one of the
corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                   _______________________
                                        NOTARY PUBLIC

[seal]                             Commission expires


STATE OF            )
COUNTY OF           )  ss.:


     On the ____ day of ___________, 1995, before me
personally came _____________________ to me known, who, being by me duly sworn, did depose and say that he is the ______________________ of FIRST NATIONAL BANK OF SANTA FE, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                   _______________________
                                       NOTARY PUBLIC

[seal]                             Commission expires


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